Exhibit 99.1

NEWS RELEASE

For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES RECORD 4th QUARTER EARNINGS

•	Q4 Adjusted EPS Up 24%

•	7th Consecutive Quarter with Record Adjusted EPS

•	2015 FY Adjusted EPS Up 25%

Calhoun, Georgia, February 25, 2016 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2015 fourth quarter net earnings of $192 million and diluted earnings per share (EPS) of $2.57. Excluding restructuring, acquisition and other charges, net earnings were $210 million and EPS was $2.82, a 24% increase over last year’s fourth quarter adjusted EPS. Net sales for the fourth quarter of 2015 were $2.0 billion, up 2% versus the prior year’s fourth quarter with four less shipping days or a 13% increase on a constant days and currency exchange rate basis. For the fourth quarter of 2014, net sales were $1.95 billion, net earnings were $147 million and EPS was $2.00; excluding restructuring, acquisition and other charges, net earnings were $167 million and EPS was $2.27.
For the twelve months ending December 31, 2015, net sales were $8.1 billion, an increase of approximately 3% versus prior year or an increase of approximately 10% on a constant currency exchange rate basis. Net earnings and EPS for the twelve month period were $615 million and $8.31, respectively. Net earnings excluding restructuring, acquisition and other charges were $756 million and EPS was $10.20, an increase of 25% over the twelve month period adjusted EPS result in 2014. For the twelve months ending December 31, 2014, net sales were $7.8 billion, net earnings were $532 million and EPS was $7.25; excluding restructuring, acquisition and other charges, net earnings and EPS were $598 million and $8.15.
Commenting on Mohawk Industries’ full year and fourth quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “Our strong performance during 2015 was the result of our aggressive growth strategy and targeted investments we began in 2013 as the economic recovery gained momentum. Since that time, we have invested almost $5 billion, approximately $3.5 billion in nine acquisitions to expand our product offerings, geographies and market share and approximately $1.5 billion in our existing business to introduce innovative products, enhance manufacturing efficiencies and expand our capacity. While making these investments for future growth, we strengthened our balance sheet and reduced our leverage, enabling us to continue optimizing our shareholder returns. We remain optimistic about 2016, and this year we will invest an additional $600 to $650 million in internal projects, which include increased ceramic capacity and upgrades in the U.S, Mexico, Europe and Russia, process improvements in carpet manufacturing, additional LVT manufacturing in the U.S. and Europe, increased wood production in U.S. and Europe and installation of advanced technology in our U.S. and European laminate businesses. Last year, we achieved record results in every quarter with about 30% of our business outside the U.S., where we faced significant foreign exchange translation headwinds. If adjusted for exchange rate changes, our 2015 net sales would have been $490 million higher -- an impact of approximately 6% -- and our operating income would have been $74 million greater, a 9% impact.
“Our fourth quarter performance represents our 7th consecutive period with record adjusted EPS. Our adjusted quarterly operating income margin rose to 14% of sales, an increase of 260 basis points due to productivity, volume and lower costs. Every segment delivered sales growth on a comparable basis while also expanding margins.
“For the quarter, our Global Ceramic segment sales were down 4% as reported. On a constant days and exchange rate basis, sales grew 7% and adjusted operating income rose 14% versus prior year with adjusted operating margin increasing to 13% as a result of improved price and mix, productivity, volume, input costs and the KAI acquisition. In the U.S., we increased our sales investments to improve our market position by increasing service centers, expanding our sales personnel and upgrading our distribution. Our new Tennessee porcelain plant is in the final stages of construction and should start up within the quarter. We have dramatically expanded our product offering in Mexico at all price points and have improved our margin and mix with plans to double the size of our Salamanca plant. We have improved the capacity and cost structures of our recently acquired ceramic plant in Western Mexico. Our European ceramic sales have been growing in a lackluster market. We anticipate completing the second phase of our Italian equipment upgrades by the second quarter, which will further enhance our product offering and improve our cost structure, and we will continue the optimization of our Bulgarian ceramic operations. During the period, we had a good performance in Russia, gaining market share as the economy continues to decline.
“During the quarter, our Flooring North America segment’s sales were flat versus last year as reported, or increased 6% on a constant day’s basis with adjusted operating income increasing 31%. The adjusted operating margin increased to 14% due to improved productivity, volume, input costs and the IVC acquisition partially offset by price and mix. The Flooring North America segment has made progress in expanding our brands and customer relationships, enhancing our style and design, transferring innovative manufacturing practices and utilizing the Mohawk distribution system for all products. Sales of our premium carpet products, including our luxury Karastan brand and SmartStrand product collections, grew during the period. In commercial carpet, our margins continued to improve as a result of our new product introductions, streamlined manufacturing and plant consolidations. Our rug business continues to outperform the overall segment with fashionable new accent rugs made with our exclusive fibers providing softer characteristics and greater value. We are expanding our new Impressive laminate collection, which provides stylized looks not achievable in natural wood. Our vinyl sales are performing as planned and our new LVT plant continues to improve its performance with increased production levels. We continue to ramp up our Mohawk branded LVT and sheet vinyl sales in the builder, multi-family and retail markets, and we are developing new products to extend our sheet vinyl further into commercial channels.
“For the quarter, our Flooring Rest of the World segment’s sales rose 22% as reported or 41% on a constant days and exchange rate basis with adjusted operating income improving 59% over the prior year. The adjusted operating margin increased to 16% due to improved volume, input costs and the IVC acquisition. Our laminate and wood business in Europe outperformed the market as a result of our focus on differentiated products at mid to high-end price points. We continue to expand our latest laminate embossing technology, which creates more realistic visuals. Our European wood sales are growing quickly, supplied from our Czech wood plant with the balance coming from our Malaysian facility. The IVC vinyl sales increased but were constrained by capacity limitations. Our new LVT plant in Belgium is operating well, and sales are developing better than planned. The plant is constrained by manufacturing limitations, and equipment additions in the middle of the year will increase our capacity about 50%. Our insulation products had record sales this year, and we have expanded our offering and our geographical footprint with recently acquired plants in Ireland, the U.K. and Belgium. Our other board product sales were up slightly and margins improved from mix, asset upgrades and plant consolidations.
“2015 was the best year in Mohawk’s history, and we expect the momentum to continue this year. We anticipate that the demand trends in our U.S. and international markets will remain consistent with what we have been experiencing. Though growth in Europe is limited and negative in Russia, our international businesses are delivering solid results on a local basis. Our sales and margins should continue to improve over last year as a result of our continued innovations, process improvements and disciplined execution. Our recent acquisitions are progressing with operational and market synergies that we anticipated. This year we will increase investments in our existing businesses to improve our long-term performance. Taking all these factors into account, our guidance for the first quarter is $2.24 - $2.33 per share, which would be a 32 -37% increase over 2015, excluding any restructuring, acquisition and other charges.”

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Bigelow, Daltile, Durkan, IVC, Karastan, Lees, Marazzi, Mohawk, Pergo, Unilin and Quick-Step. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, February 26, 2016, at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 24993589. A replay will be available until Friday, March 25, 2016, by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 24993589.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Consolidated Statement of Operations	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net sales	$1,997,997	1,951,446	8,071,563	7,803,446
Cost of sales	1,375,787	1,409,843	5,660,877	5,649,254
Gross profit	622,210	541,603	2,410,686	2,154,192
Selling, general and administrative expenses	372,968	335,483	1,573,120	1,381,396
Operating income	249,242	206,120	837,566	772,796
Interest expense	18,480	20,623	71,086	98,207
Other expense (income), net	11,525	9,737	17,619	10,698
Earnings from continuing operations before income taxes	219,237	175,760	748,861	663,891
Income tax expense	27,232	28,680	131,875	131,637
Net earnings including noncontrolling interest	192,005	147,080	616,986	532,254
Net earnings attributable to noncontrolling interest	446	212	1,684	289
Net earnings attributable to Mohawk Industries, Inc.	$191,559	146,868	615,302	531,965

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$2.59	2.01	8.37	7.30
Weighted-average common shares outstanding - basic	73,924	72,905	73,516	72,837

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.57	2.00	8.31	7.25
Weighted-average common shares outstanding - diluted	74,475	73,452	74,043	73,363

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$94,025	95,665	362,647	345,570
Capital expenditures	$151,587	170,224	503,657	561,804

Consolidated Balance Sheet Data
(Amounts in thousands)
	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$81,692	97,877
Receivables, net	1,257,505	1,081,963
Inventories	1,607,256	1,543,313
Prepaid expenses and other current assets	303,519	257,333
Total current assets	3,249,972	2,980,486
Property, plant and equipment, net	3,147,118	2,703,210
Goodwill	2,293,365	1,604,352
Intangible assets, net	936,541	702,009
Deferred income taxes and other non-current assets	315,368	295,487
Total assets	$9,942,364	8,285,544
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$2,003,003	851,305
Accounts payable and accrued expenses	1,256,025	1,095,419
Total current liabilities	3,259,028	1,946,724
Long-term debt, less current portion	1,196,928	1,402,135
Deferred income taxes and other long-term liabilities	603,593	513,872
Total liabilities	5,059,549	3,862,731
Redeemable noncontrolling interest	21,952	—
Total stockholders' equity	4,860,863	4,422,813
Total liabilities and stockholders' equity	$9,942,364	8,285,544

Segment Information(a)	Three Months Ended		As of or for the Twelve Months Ended
(Amounts in thousands)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net sales:
Global Ceramic	$711,691	743,619	3,012,859	3,015,279
Flooring NA	879,765	878,458	3,602,112	3,441,018
Flooring ROW	406,508	332,068	1,456,898	1,354,018
Intersegment sales	33	(2,699)	(306)	(6,869)
Consolidated net sales	$1,997,997	1,951,446	8,071,563	7,803,446

Operating income (loss):
Global Ceramic	$87,583	82,793	414,154	351,113
Flooring NA	118,410	92,414	264,271	299,992
Flooring ROW	50,206	37,618	203,370	151,528
Corporate and eliminations	(6,957)	(6,705)	(44,229)	(29,837)
Consolidated operating income	$249,242	206,120	837,566	772,796

Assets:
Global Ceramic			$3,846,133	3,542,594
Flooring NA			3,164,525	2,587,151
Flooring ROW			2,805,246	1,909,487
Corporate and eliminations			126,460	246,312
Consolidated assets			$9,942,364	8,285,544

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net earnings attributable to Mohawk Industries, Inc.	$191,559	146,868	615,302	531,965
Adjusting items:
Restructuring, acquisition and integration-related and other costs	30,820	26,649	74,604	63,556
Acquisitions purchase accounting (inventory step-up)	21	—	13,337	—
Legal settlement and reserves	(2,520)	—	124,480	10,000
Release of indemnification asset	11,180	—	11,180	—
Bond redemption	—	3,472	—	18,922
Deferred loan costs	—	—	651	1,080
Income taxes - reversal of uncertain tax position	(11,180)	—	(11,180)	—
Income taxes	(9,889)	(10,444)	(72,872)	(27,856)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$209,991	166,545	755,502	597,667

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.82	2.27	10.20	8.15
Weighted-average common shares outstanding - diluted	74,475	73,452	74,043	73,363

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
December 31, 2015
Current portion of long-term debt and commercial paper	$2,003,003
Long-term debt, less current portion	1,196,928
Less: Cash and cash equivalents	81,692
Net Debt	$3,118,239

Reconciliation of Operating Income to Pro forma Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	April 4, 2015	July 4, 2015	October 3, 2015	December 31, 2015	December 31, 2015
Operating income	$43,774	255,816	288,734	249,242	837,566
Other (expense) income	1,083	(2,928)	(4,249)	(11,525)	(17,619)
Net (earnings) loss attributable to non-controlling interest	(158)	(282)	(798)	(446)	(1,684)
Depreciation and amortization	85,656	88,011	94,955	94,025	362,647
EBITDA	130,355	340,617	378,642	331,296	1,180,910
Restructuring, acquisition and integration-related and other costs	8,169	15,275	11,690	30,820	65,954
Acquisitions purchase accounting (inventory step-up)	—	6,156	7,160	21	13,337
Legal settlement and reserves	125,000	2,000	—	(2,520)	124,480
Release of indemnification asset	—	—	—	11,180	11,180
Acquisitions EBITDA	45,470	28,010	—	—	73,480
Pro forma adjusted EBITDA	$308,994	392,058	397,492	370,797	1,469,341

Net Debt to Pro forma Adjusted EBITDA					2.1

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate and Constant Shipping Days
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net sales	$1,997,997	1,951,446	8,071,563	7,803,446
Adjustment to net sales on constant shipping days	112,093	—	—	—
Adjustment to net sales on a constant exchange rate	86,190	—	490,090	—
Net sales on a constant exchange rate and constant shipping days	$2,196,280	1,951,446	8,561,653	7,803,446

Reconciliation of 2015 Net Sales to Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding 2015 Q4 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
	December 31, 2015	December 31, 2014
Net sales	$1,997,997	1,951,446
Adjustment to net sales on constant shipping days	112,093	—
Adjustment to net sales on a constant exchange rate	86,190	—
Less: 2015 Q4 impact of acquisition volume	(162,849)	—
2015 net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$2,033,431	1,951,446

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Global Ceramic	December 31, 2015	December 31, 2014
Net sales	$711,691	743,619
Adjustment to net sales on constant shipping days	37,599	—
Adjustment to segment net sales on a constant exchange rate	44,508	—
Segment net sales on a constant exchange rate and constant shipping days	$793,798	743,619

Reconciliation of 2015 Segment Net Sales to Segment Net Sales on Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Flooring NA(a)	December 31, 2015	December 31, 2014
Net sales	$879,765	878,458
Adjustment to net sales on constant shipping days	54,059	—
2015 Segment net sales on constant shipping days	$933,824	878,458

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Flooring ROW(a)	December 31, 2015	December 31, 2014
Net sales	$406,508	332,068
Adjustment to net sales on constant shipping days	20,435	—
Adjustment to segment net sales on a constant exchange rate	41,660	—
Segment net sales on a constant exchange rate and constant shipping days	$468,603	332,068

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	December 31, 2015	December 31, 2014
Gross Profit	$622,210	541,603
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	15,945	11,568
Acquisitions purchase accounting (inventory step-up)	21	—
Adjusted gross profit	$638,176	553,171
Adjusted gross profit as a percent of net sales	31.9%	28.3%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	December 31, 2015	December 31, 2014
Selling, general and administrative expenses	$372,968	335,483
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(14,875)	(3,127)
Legal settlement and reserves	2,520	—
Adjusted selling, general and administrative expenses	$360,613	332,356
Adjusted selling, general and administrative expenses as a percent of net sales	18.0%	17.0%

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Operating income	$249,242	206,120	837,566	772,796
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	30,820	14,695	74,604	51,602
Legal settlement and reserves	(2,520)	—	124,480	10,000
Acquisitions purchase accounting (inventory step-up)	21	—	13,337	—
Adjusted operating income	$277,563	220,815	1,049,987	834,398
Adjusted operating income as a percent of net sales	13.9%	11.3%	13.0%	10.7%

Reconciliation of Adjusted Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Operating income	$249,242	206,120	$837,566	772,796
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	30,820	14,695	74,604	51,602
Legal settlement and reserves	(2,520)	—	124,480	10,000
Acquisitions purchase accounting (inventory step-up)	21	—	13,337	—
Adjustment to operating income on a constant exchange rate	12,132	—	74,232	—
Adjusted operating income on a constant exchange rate	$289,695	220,815	$1,124,219	$834,398

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Global Ceramic	December 31, 2015	December 31, 2014
Operating income	$87,583	82,793
Adjustment to segment operating income:
Restructuring, acquisition and integration-related and other costs	4,872	2,905
Adjusted segment operating income	$92,455	85,698
Adjusted operating income as a percent of net sales	13.0%	11.5%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Global Ceramic	December 31, 2015	December 31, 2014
Operating income	$87,583	82,793
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	4,872	2,905
Adjustment to operating income on a constant exchange rate	4,909	—
Adjusted segment operating income on a constant exchange rate	$97,364	85,698

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA(a)	December 31, 2015	December 31, 2014
Operating income	$118,410	92,414
Adjustments to segment operating income:
Legal settlement and reserves	(2,520)	—
Restructuring, acquisition and integration-related and other costs	8,852	2,594
Adjusted segment operating income	$124,742	95,008
Adjusted operating income as a percent of net sales	14.2%	10.8%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring ROW(a)	December 31, 2015	December 31, 2014
Operating income	$50,206	37,618
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	16,254	8,829
Acquisitions purchase accounting (inventory step-up)	21	—
Adjusted segment operating income	$66,481	46,447
Adjusted operating income as a percent of net sales	16.4%	14.0%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Flooring ROW(a)	December 31, 2015	December 31, 2014
Operating income	$50,206	37,618
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	16,254	8,829
Acquisitions purchase accounting (inventory step-up)	21	—
Adjustment to operating income on a constant exchange rate	7,222	—
Adjusted segment operating income on a constant exchange rate	$73,703	46,447

Reconciliation of Earnings from Continuing Operations Including Noncontrolling Interest Before Income Taxes to Adjusted Earnings from Continuing Operations Including Noncontrolling Interest Before Income Taxes

(Amounts in thousands)
	Three Months Ended
	December 31, 2015	December 31, 2014
Earnings from continuing operations before income taxes	$219,237	175,760
Noncontrolling interest	(446)	(212)
Adjustments to earning from continuing operations including noncontrolling interest before income taxes:
Restructuring, acquisition and integration-related & other costs	30,820	26,649
Acquisitions purchase accounting (inventory step-up)	21	—
Legal settlement and reserves	(2,520)	—
Release of indemnification asset	11,180	—
Bond redemption	—	3,472
Adjusted earnings from continuing operations including noncontrolling interest before income taxes	$258,292	205,669

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	December 31, 2015	December 31, 2014
Income tax expense	$27,232	28,680
Income taxes - reversal of uncertain tax position	11,180	—
Income tax effect of adjusting items	9,889	10,444
Adjusted income tax expense	$48,301	39,124

Adjusted income tax rate	18.7%	19.0%

(a) Prior year segment data adjusted to reflect second quarter 2015 segment realignment.

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for planning and forecasting in subsequent periods. In particular, the Company believes excluding the impact of restructuring, acquisition, integration-related and other costs, legal settlement and reserves, and acquisitions purchase accounting (inventory step-up) is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.